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                                                                   EXHIBIT 10.1
                               FIRST AMENDMENT TO
                   PLAN OF COMPENSATION FOR OUTSIDE DIRECTORS

                     (Amendment adopted on November 8, 2006)


     The Plan of Compensation for Outside Directors, as adopted on August 8, 2006 (the "Plan") is amended as follows, effective as of November 8, 2006:

     1. The provision of the Plan captioned "Number of shares" in the "Annual Compensation" section of the Plan is amended to read as follows:

     Number of shares     The option will be for a number of shares equal to
                          the quotient obtained by dividing (i) 3 times the amount of cash compensation to be converted into an option by (ii) the average closing price of Stericycle stock during the period from the prior year's annual meeting through the last trading day before the current annual meeting.

     2. The provisions of the Plan captioned "Joining grant" and "Annual grant" in the "Option Grants to New Director" section of the Plan are amended to read as follows:

     Joining grant        A new director will receive two stock options upon
                          joining the Board.

                          The first option, for joining the Board, will be for a number of shares equal to the quotient obtained by dividing (i) 6 times the amount of the directors' current cash compensation ($125,000) by (ii) the average closing price of Stericycle stock during the 12-month period ending on the last trading day before the director's election to the Board. The exercise price of the option will be the closing price on the day of the director's election, and one-fifth of the option shares will vest on each of the first five anniversaries of the director's election.

     Annual grant         The new director will also receive an option
                          reflecting his annual compensation as a director.

                          The option will be for a number of shares equal to a pro rata portion of the quotient obtained by dividing
                          (i) 3 times the amount of the directors' current cash compensation ($125,000) by (ii) the average closing price of Stericycle stock during the 12-month period ending on the last trading day immediately before the director's election to the Board.


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                          The exercise price of the option will be the closing
                          price on the day of the director's election, and the option will vest on the day of the next annual meeting of stockholders.

                          The pro rata portion means a fraction, the numerator of which is the number of months until the next annual meeting of stockholders and the denominator of which is 12.




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